Exhibit T3E-5
                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

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In re:                                )          CHAPTER 11
                                      )
PLANET HOLLYWOOD                      )          CASE NO. 99-3612(JfF)
INTERNATIONAL, INC., et al.           )
                                      )          Jointly Administered
                       Debtors.       )
                                      )
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                      BALLOT FOR ACCEPTING OR REJECTING THE
                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                    PLANET HOLLYWOOD INTERNATIONAL, INC. AND
                         CERTAIN OF ITS SUBSIDIARIES AND
                           ELECTION TO PARTICIPATE IN
                      NEW SENIOR SECURED NOTE DISTRIBUTION

                            BALLOT FOR CLASS 5 CLAIMS
                     (OLD SENIOR SUBORDINATED NOTES CLAIMS)
                                BENEFICIAL OWNERS

PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THIS BALLOT CAREFULLY. PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

IF YOU ARE ALSO THE RECORD HOLDER OF THE OLD SENIOR SUBORDINATED NOTES CLAIMS, YOU MUST RETURN YOUR BALLOT AND ELECTION DIRECTLY TO THE BALLOTING AGENT BY 5:00 P.M., EASTERN TIME, ON OR BEFORE JANUARY 14,2000 OR, IT WILL NOT BE COUNTED AND YOU WILL HAVE NO RIGHT TO PARTICIPATE IN THE NEW SENIOR SECURED NOTE DISTRIBUTION.

IF YOU ARE NOT ALSO THE RECORD HOLDER OF THE OLD SENIOR SUBORDINATED NOTES CLAIMS, YOU MUST RETURN YOUR BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK OR NOMINEE ("NOMINEE") IN SUFFICIENT TIME TO PERMIT YOUR NOMINEE TO INCLUDE YOUR VOTE AND ELECTION ON ITS MASTER BALLOT. EACH NOMINEE MASTER BALLOT MUST BE ACTUALLY RECEIVED BY DONLIN, RECANO & COMPANY, INC. (THE "BALLOTING AGENT") BY 5:00 P.M., EASTERN TIME, ON OR BEFORE JANUARY 14,2000, IN ORDER TO BE COUNTED.

     Planet Hollywood International, Inc. and twenty-five of its subsidiaries that are debtors herein (the "Debtors") are soliciting your votes with respect to the Debtors' First Amended Joint Plan of Reorganization dated December 13, 1999 of Planet Hollywood International, Inc. and Certain of Its Subsidiaries (the "Plan"). The Plan is further described in the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated December 13, 1999 (the "Disclosure Statement"). On December 14, 1999, the United States District Court for the District of Delaware (the "Court") entered an order approving the Disclosure Statement as containing adequate information.

     PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

     ITEM 1. AMOUNT OF OLD SENIOR SUBORDINATED NOTES CLAIMS AS TO WHICH VOTES ARE CAST. This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of the Old Senior Subordinated Notes as indicated immediately below plus pre-petition accrued unpaid interest on the Notes. Please fill out the following as may be appropriate.

ACCOUNT
NUMBER                     PRINCIPAL                 NAME OF RECORD HOLDER OR
(IF ANY)                   AMOUNT                    NOMINEE (IF APPROPRIATE)
-------------------------------------------------------------------------------
                           $



               TOTAL:      $

Or, if you do not hold your Old Senior Subordinated Notes through a brokerage firm, bank or similar institution, $_______ in aggregate principal amount of Old Senior Subordinated Notes, plus pre-petition accrued unpaid interest on the Notes.

     ITEM 2. VOTE ON THE PLAN. The undersigned Holder of the amount of Old Senior Subordinated Notes Claims set forth in Item 1 votes to (please check one box below):

          ACCEPT THE PLAN                        REJECT THE PLAN
          ---------------                        ----------------
               /  /                                    /  /

                          RELEASES PROVIDED IN THE PLAN

     Section 12.1 of the Plan, which is set forth in its entirety below, provides for a general release to be granted by each Holder of Claim against or Interest in, the Debtors. PLEASE READ THE TEXT OF SECTION 12.1 IN ITS ENTIRETY AND SECTION VIII OF THE DISCLOSURE STATEMENT WHICH DESCRIBES THE RELEASE PROVISIONS.

     12.1 [RELEASE BY CREDITORS]. On the Effective Date, each Holder of a Claim or Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to Reorganized PHI, the other Reorganized Debtors, the Chapter 11 Cases or the Plan, except that no Releasees shall be released from acts or omissions which are the result of gross negligence or willful misconduct.

     For purposes of this section, the term "Releasees" shall have the following, meaning, as set forth in section 12.1 of the Plan: (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtors, the Domestic Subsidiaries and the Foreign Subsidiaries, PROVIDED, HOWEVER, that in no event shall the Reorganized Debtors be deemed to have released any Releasee that asserts a Disputed Claim against the Debtors or the Reorganized Debtors from any claim, counter claim, defense or offset that may be asserted in connection with such claim; (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee each consultant, attorney, accountant or other representative or member (and each of such member's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives) of the Creditors' Committee; and (iii) the Holders of Old Senior Subordinated Notes Claims that are or were at any time members of the Unofficial Noteholders' Committee and, solely in their capacity as representatives of such Holders, each of such Holder's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives as well as attorneys and financial advisors to the Unofficial Noteholders' Committee, and their officers, directors, shareholders and employees.

     ITEM 3. By signing this Ballot, the undersigned certifies that the Holder has been provided with a copy of the Disclosure Statement, including all Exhibits thereto.

     ITEM 4. ELECTION TO PARTICIPATE IN NEW SENIOR SECURED NOTES

     The Plan provides that if, prior to the Confirmation Date, PHI has entered into the Bay Harbour Agreement (as defined in the Plan), then PHI shall deliver to Holders of Class 5 Claims that elect to participate by checking the box below, such Holder's Pro Rata share of (a) up to $25 million of New Senior Secured Notes; and (b) a fee of up to $625,000 Cash and up to 350,000 shares of New Class A Common Stock, in lieu of a portion of the Cash payable to Class 5 Holders. IF YOU WISH TO ELECT TO PARTICIPATE IN THE DISTRIBUTION OF NEW SENIOR SECURED NOTES DESCRIBED, YOU MUST CHECK THE BOX BELOW. IF YOU DO NOT CHECK THE BOX, YOU WILL NOT BE TREATED AS AN ELECTING HOLDER OF CLASS 5 CLAIMS, AND SHALL HAVE NO RIGHT UNDER THE PLAN TO PARTICIPATE IN THE PRO RATA DISTRIBUTION OF THE NEW SENIOR SECURED NOTES:

               THE UNDERSIGNED HEREBY
               ELECTS TO PARTICIPATE IN                /  /
               THE DISTRIBUTION OF NEW
               SENIOR SECURED NOTES

     ITEM 5. By signing this Ballot, the undersigned certifies that (i) the Holder of the Old Senior Subordinated Notes Claims set forth in Item I has full power and authority to vote to accept or reject the Plan; (ii) the information set forth above is complete and correct in all respects; and (iii) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptance or rejection of the Plan and of the New Senior Secured Note distribution election is governed by all terms and conditions of the Plan and the description thereof in the Disclosure Statement.

                         Name:
                               -------------------------------------------
                                        (Print or Type)

                         -------------------------------------------------

                         -------------------------------------------------
                             Federal Tax I.D. No. or Social Security No.

                        Signature:
                                  ----------------------------------------

                        By:
                           -----------------------------------------------
                                           (If Applicable)

                       Address:
                               -------------------------------------------

                       Street:
                              --------------------------------------------

                              --------------------------------------------
                                        City, State and Zip Code

                      Telephone Number: (     )
                                        ----------------------------------

                      Date Completed:
                                     -------------------------------------

                         INSTRUCTIONS FOR COMPLETING THE
                   OLD SENIOR SUBORDINATED NOTES CLAIM BALLOT

     THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO ACCEPT OR REJECT THE PLAN AND ELECT TO PARTICIPATE PRO RATA IN THE DISTRIBUTION OF NEW SENIOR SECURED NOTES. ACCORDINGLY, HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR SECURITIES IN CONNECTION WITH VOTING ON THE PLAN, AND THE BALLOTING AGENT WILL NOT ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TENDERED TOGETHER WITH THIS BALLOT.

     The record date (the "Record Date") for purposes of determining which Holders of Old Senior Subordinated Notes Claims are eligible to vote on the Plan is December 6, 1999. Only Holders of Old Senior Subordinated Notes on the Record Date in whose name such Notes are either registered on the books of United States Trust Company of New York, the indenture trustee for the indenture governing the Notes, are held in street name through a bank, broker or other institution or nominee, or any person who has obtained a properly completed proxy or power of attorney from such person are eligible to vote on the Plan.

     The Plan may be confirmed by the Court and thereby made binding on you if it is accepted by the Holders of two-thirds in amount and more than one-half in number of Claims in each Class voting on the Plan. If the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equal treatment to the Class or Classes rejecting it and otherwise satisfies the requirements of ss. 1129(b) of the Bankruptcy Code. If the Plan is confirmed by the Court, all Holders of Old Senior Subordinated Notes Claims and any and all other Holders of other Claims against and Interests in the Debtors (including those who abstain or reject the Plan) will be bound by the confirmed Plan and the transactions contemplated thereby.

TO HAVE YOUR VOTE AND ELECTION COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BALLOT IN THE ENCLOSED RETURN ENVELOPE PROVIDED AS FOLLOWS:

IF YOU ARE ALSO THE RECORD HOLDER OF THE OLD SENIOR SUBORDINATED NOTES CLAIMS BEING VOTED HEREIN, RETURN THE BALLOT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON JANUARY 14, 2000. ENVELOPES SHOULD BE RETURNED TO:

IF BY MAIL                                   IF BY COURIER OR HAND

Planet Hollywood International,              Planet Hollywood International,
 Balloting                                     Balloting
c/o Donlin, Recano & Company, Inc.           c/o Donlin, Recano & Company, Inc.
P.O. Box 2034 Murray Hill Station            419 Park Avenue South Suite 1206
New York, New York 10156-0701                New York, New York 10016

     IF YOU ARE NOT ALSO THE RECORD HOLDER OF THE OLD SENIOR SUBORDINATED NOTES CLAIMS BEING VOTED HEREIN, RETURN THE BALLOT TO YOUR NOMINEE SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE TO PERMIT THE NOMINEE TO INCLUDE YOUR VOTE ON THE NOMINEE MASTER BALLOT.

     ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED. YOUR ORIGINAL SIGNATURE IS REQUIRED ON THE BALLOT IN ORDER FOR YOUR VOTE TO COUNT.

     YOU MUST VOTE ALL OF YOUR CLAIMS WITHIN CLASS 5 UNDER THE PLAN EITHER TO ACCEPT OR REJECT THE PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN WILL NOT BE COUNTED.

     All capitalized terms used herein shall have the meanings ascribed to them in the Plan. To properly complete the Ballot, you must follow the procedures described below.

     (a) Make sure that the information required in Item 1 has been inserted; if you do not know the principal amount of the Old Senior Subordinated Notes that you own, please contact either the Balloting Agent or, if you are not the record Holder of the Notes, your nominee;

     (b) Cast one vote to accept or reject the Plan by checking the proper box in Item 2. Your vote to accept the Plan is also your agreement to grant the release contained in Section 12.1 of the Plan;

     (c) Indicate your election to participate in the pro rata distribution of New Senior Secured Notes, as provided for in the Plan, by checking the proper box in Item 4.

     (d) Names of all joint Holders of Claims should be written even if signed by only one Holder. If the Old Senior Subordinated Notes Claim is held by a corporation, the Ballot should be executed in the name of the corporation by an authorized agent. If the Old Senior Subordinated Notes Claim is held by a partnership, the Ballot should be executed in the name of the partnership by a general partner;

     (e) Sign the Ballot. If you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

     (f) RETURN YOUR BALLOT USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE BALLOTING AGENT, PLEASE MAIL YOUR BALLOT TO THE BALLOTING AGENT. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A NOMINEE, YOU MUST RETURN YOUR BALLOT TO SUCH ENTITY.

     (g)  BALLOTS RECEIVED BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED; and

     (h) This Ballot has been prepared to reflect the type of Claim you hold and the Class in which you are eligible to vote. If you hold Claims in more than one Class, you may receive more than one Ballot, labeled for different Classes of Claims. Each Ballot votes only your Claims in the Class marked on the Ballot. You must vote a separate Ballot for each Class of Claims that you hold a Claim in. Your vote will be counted in determining acceptance or rejection of the Plan by a particular Class only if you fill out and return the Ballot labeled for that Class in accordance with the instructions on the Ballot.

IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, OR YOU BELIEVE THAT YOU ARE MISSING ANY MATERIALS FROM THE SOLICITATION PACKAGE OR IF YOU BELIEVE THAT YOU HAVE RECEIVED THE WRONG BALLOT, CONTACT DONLIN, RECANO & COMPANY, INC., THE BALLOTING AGENT, AT (212) 481-1411 OR YOUR NOMINEE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOTING AGENT AT (212) 481-1411.